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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                September 3, 2002
                Date of Report (Date of earliest event reported)


                        INVESTMENT TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-23644                 95-2848406
(State or other jurisdiction of  (Commission file number)     (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               380 Madison Avenue
                            New York, New York 10017
                    (Address of principal executive offices)

                                 (212) 588-4000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 2.   Acquisition or Disposition of Assets.


     On September 3, 2002, Indigo Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Investment Technology Group, Inc. ("ITG"), merged with and into Hoenig Group Inc. ("Hoenig"), with Hoenig surviving the merger. The merger was completed pursuant to the agreement and plan of merger between ITG, Merger Sub and Hoenig entered into as of February 28, 2002 and amended on July 2, 2002. Hoenig provides trade execution, independent research and client service to professional money managers and alternative investment funds throughout the world, with offices in the New York City area, London and Hong Kong.

     As consideration in the merger, the shareholders of Hoenig received $11.35 per share in cash and retain the contingent right to payment of a proportional amount from an escrow account. The purpose of the escrow is to fund the continued pursuit of certain insurance and other claims relating to the trading loss and unauthorized trading activity at Hoenig's U.K. subsidiary announced on May 9, 2002. Each holder of a Hoenig share or stock option at closing has the non-transferable right to receive in cash a proportional amount of any future recovery on the claims, net of expenses and taxes, plus any unused portion of the amounts remaining from the initial escrow funding.



Item 7.   Financial Statements and Exhibits.


     (c) Exhibits. See Exhibit Index.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 3, 2002


                             INVESTMENT TECHNOLOGY GROUP, INC


                             By:      /s/ Howard C. Naphtali
                                      -------------------------
                             Name:    Howard C. Naphtali
                             Title:   Chief Financial Officer




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                                  EXHIBIT INDEX



Exhibit No.          Description

99.1                 Press Release dated September 3, 2002